                                                                   Exhibit 10.36

                                                                       Exhibit A













                           SYNTHETIC INDUSTRIES, INC.
                            SUPPLEMENTAL SAVINGS PLAN

                           SYNTHETIC INDUSTRIES, INC.
                            SUPPLEMENTAL SAVINGS PLAN


                                Table of Contents

                               ARTICLE I. PURPOSE

1.1      Purpose

                             ARTICLE II. DEFINITIONS

2.1      Account
2.2      Annual Bonus
2.3      Beneficiary
2.4      Change-in-Control
2.5      Code
2.6      Committee
2.7      Company
2.8      Company Matching Account
2.9      Compensation
2.10     Deferral Account
2.11     Deferral Election
2.12     Effective Date
2.13     Employee
2.14     Eligible Employee
2.15     Employer
2.16     Enrollment Period
2.17     401(k) Plan
2.18     Participant
2.19     Plan
2.20     Plan Year
2.21     Subsidiary
2.22     Year of Service

                            ARTICLE III. ELIGIBILITY

3.1      Conditions on Eligibility
3.2      Deferral Election
3.3      Time of Election
3.4      Change of Election

                         ARTICLE IV. ACCRUAL OF BENEFITS
4.1      Participants' Accounts
4.2      Vesting of Accounts

4.3      Company Matching Account Forfeitures
4.4      Death, Disability, or Retirement
4.5      Change-in-Control

                            ARTICLE V. DISTRIBUTIONS

5.1      Commencement of Distribution
5.2      Manner of Distribution
5.3      Form of Payment of Account
5.4      Distributions on Account of Death
5.5      Distributions on Account of Financial Hardship
5.6      Distributions on Demand

                           ARTICLE VI. ADMINISTRATION

6.1      Plan Administration
6.2      Committee Action
6.3      Rights and Duties
6.4      Compensation, Indemnity, and Liability
6.5      Taxes

                          ARTICLE VII. CLAIMS PROCEDURE

7.1      Claims for Benefits
7.2      Appeals

                     ARTICLE VIII. AMENDMENT AND TERMINATION

8.1      Amendment
8.2      Termination of the Plan

                            ARTICLE IV. MISCELLANEOUS

9.1      Limitation on Participant's Rights
9.2      Benefits Unfunded
9.3      Other Plans
9.4      Governing Law
9.5      Gender, Number, and Headings
9.6      Successors and Assigns; Nonalienation of Benefits

                           SYNTHETIC INDUSTRIES, INC.
                            SUPPLEMENTAL SAVINGS PLAN

                                    ARTICLE I
                                     PURPOSE

     1.1 Purpose. The purpose of the Synthetic Industries, Inc. Supplemental Savings Plan is to provide a select group of management employees with the opportunity to enhance their retirement security by deferring any portion of their Compensation that is ineligible for deferral under the Synthetic Industries Inc. 401(k) Retirement Savings Plan (the 401(k) Plan), the Company's qualified retirement plan, due to limits under the law and under the terms or operation of the 401(k) Plan.

                                   ARTICLE II
                                   DEFINITIONS

     2.1 "Account" means the records maintained by the Supplemental Savings Plan Committee that represent each Participant's interest under the Plan. Such interest may be reflected as a book reserve entry in the Company's accounting records, or as a separate account under a trust, or as a combination of both. Each Participant's Account shall consist of at least two subaccounts: a Deferral Account and a Company Matching Account.

     2.2 "Annual Bonus" means any bonus paid on an annual basis to the Participant by the Company.

     2.3 "Beneficiary" means the person or persons last designated by the Participant, in writing, as entitled to receive such Participant's interest under the Plan in the event of his death. If all designated Beneficiaries predecease the Participant or the Participant fails to designate a Beneficiary, the Beneficiary shall be the estate of the Participant.

     2.4 "Change-in-Control" of the Company means a change in control of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Act") or any successor thereto, provided that without limiting the foregoing, a Change-in-Control of the Company also shall be deemed to have occurred if:

     (i) any "person" (as defined under Section 3(a)(9) of the Act) or "group" of persons (as provided under Rule 13d-3 of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 or otherwise under the Act), directly or indirectly (including as provided in Rule 13d-3(d)(1) of the Act), of capital stock of the Company the holders of which are entitled to vote for the election of directors ("voting stock") representing that percentage of the Company's then outstanding voting stock (giving effect to the deemed ownership of securities by such person or group, as provided in Rule 13d-3(d)(1) of the Act, but not giving effect to any such deemed ownership of securities by another person or group) equal to or greater than thirty-five percent (35%) of all such voting stock;

     (ii) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof. Any person becoming a director subsequent to such date whose election, or nomination for election, is, at any time, approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though he were a member of the Incumbent Board;

     (iii) the Company combines with another person or entity, whether through a merger, asset sale, reorganization or otherwise, and (a) any person or group of persons holds at any time after such combination, voting stock equal to or greater than thirty-five percent (35%) determined by reference to the voting securities of the surviving entity, or (b) the Company's directors, as of the date immediately before such combination, constitute less than a majority of the Board of Directors of the combined entity.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" means the committee appointed to administer the Plan pursuant to Section 6.1.

     2.7 "Company" means Synthetic Industries Inc., a corporation with its principal place of business in Georgia, or its successor or successors, and any Subsidiary of the Company that has not been expressly excluded from participation by the Company's Board of Directors and that has been a Subsidiary of the Company for at least 3 months.

     2.8 "Company Matching Account" means that portion of each Participant's Account that represents his interest in the Plan that is credited pursuant to
Section 4.1(b).

     2.9 "Compensation" means those amounts included in the definition of Compensation under the 401(k) Plan (except the amount of a Participant's Annual Bonus) plus any amounts deferred by the Participant under this Plan. For purposes of this Plan, Compensation shall be determined without regard to the limits of Section 401(a)(17) of the Code.

     2.10 "Deferral Account" means that portion of each Participant's Account that represents his interest in the Plan that is credited pursuant to Section 4.1(a).

     2.11 "Deferral Election" means a Participant's election to defer a portion of his Compensation and/or his Annual Bonus, which election must be made in a manner authorized by and within an applicable Enrollment Period.

     2.12 "Effective Date" means the date on which the Company or the Committee designates as the date on which any Deferral Election may first become effective under this Plan.

     2.13 "Employee" means any common-law employee of the Employer.

     2.14 "Eligible Employee" means any Employee who satisfies the criteria for participation in the Plan, as established from time to time by the Committee. An Employee's status as an Eligible Employee will be reviewed by the Committee prior to each Enrollment Period, and an Employee who no longer satisfies the criteria for participation shall not be permitted to make a Deferral Election under this Plan during the next Plan Year.

     2.15 "Employer" means the Company or a participating Subsidiary.

     2.16 "Enrollment Period" means the following:

     (a) For the 1998 Plan Year only and with respect to payroll periods occurring on or after the Plan's Effective Date, the thirty (30) day period preceding the Effective Date;

     (b) For all subsequent Plan Years and with respect to payroll periods occurring on or after January 1, the month of December; and

     (c) For a new Employee who is an Eligible Employee as of his date of hire and with respect to the payroll periods occurring on or immediately after the date thirty (30) days from his date of hire, the thirty
           (30) day period following his date of hire.

     (d) For an existing Employee who is an Eligible Employee for a Plan Year but who did not make a Deferral Election under this Plan for that Plan Year because of a mistake of fact by the Committee in determining the Employee's eligibility for that Plan Year, with respect to the payroll periods occurring on or immediately after the date thirty (30) days from the date of his notification by the Committee in writing of his eligibility, the thirty (30) day period following his notification in writing by the Committee.

     2.17 "401(k) Plan" means the Synthetic Industries, Inc. 401(k) Retirement Plan, as it may be amended from time to time.

     2.18 "Participant" means any Eligible Employee who makes a Deferral Election pursuant to Section 3.2. Any Employee who has an interest under the Plan shall also be considered a Participant, even though such Employee is, for any particular Plan Year, ineligible to make a Deferral Election.

     2.19 "Plan" means the Synthetic Industries, Inc. Supplemental Savings Plan, as it may be amended from time to time.

     2.20 "Plan Year" means the twelve (12) month period beginning January 1st and ending on December 31st.

     2.21 "Subsidiary" means any corporation in which the Company owns a majority of the voting or capital interest.

     2.22 "Year of Service" means a Plan Year in which an Employee has at least 1,000 hours of service, including periods prior to the effective date of the Plan. Hours of service shall be credited in the same manner as under the 401(k) Plan.

                                  ARTICLE III
                                  ELIGIBILITY

     3.1 Conditions on Eligibility. An Eligible Employee shall become a Participant in the Plan as of the date he makes an effective Deferral Election.

     3.2 Deferral Election. Each Participant may elect to defer any whole percentage of his Compensation and/or Annual Bonus. A Participant's Deferral Election under this Plan shall be effective with respect to his Compensation and/or Annual Bonus without regard to whether such Compensation and/or Annual Bonus are subject to a Deferral Election under the 401(k) Plan.

     3.3 Time of Election. A Participant's Deferral Election with respect to his Compensation shall be effective only if made during the applicable Enrollment Period. Further, a Participant's Deferral Election with respect to his Annual Bonus shall be effective only if made prior to each Plan Year for which the Annual Bonus is payable.

     3.4 Change of Election.

     (a) A Participant's most recent Deferral Election with respect to his Compensation shall remain in effect for all Plan Years subsequent to the Plan Year for which such Deferral

           Election was made until the Participant makes a new Deferral Election. A Participant's Deferral Election with respect to his Annual Bonus shall, however, only be effective for the one Plan Year for which such Deferral Election was made.

     (b) A Participant may increase or decrease the percentage of his Compensation and/or Annual Bonus subject to his Deferral Election for a Plan Year during the Enrollment Period for a subsequent Plan Year, provided, however, such increase or decrease is made with respect to Compensation not yet due and payable to the Participant.

     (c) A Participant may, during a Plan Year, discontinue his Deferral Election with respect to his Compensation (but not his Annual Bonus) by providing notice to the Committee prior to the commencement of the next payroll period. In such event, Compensation earned subsequent to such notice of discontinuance will be paid directly to the Participant and will not be subject to his prior Deferral Election. A Participant who elects to discontinue his Deferral Election prior to or during a Plan Year may not recommence deferral under the Plan during that same Plan Year, but may again make a Deferral Election during the Enrollment Period for a subsequent Plan Year.

                                   ARTICLE IV
                               ACCRUAL OF BENEFITS

     4.1 Participants' Accounts.

     (a) Deferral Account. Each Participant's Deferral Account shall be credited with an amount equal to the Compensation deferred by the Participant as soon as practicable after such amount would otherwise be payable to the Participant.

     (b) Company Matching Account. The Company Matching Account of each Participant shall be credited with an amount equal to 50% of each such Participant's Compensation and/or Annual Bonus deferred pursuant to his Deferral Election under this Plan. Except, however, the amount of the Company Match shall be limited to the amount described in subparagraph (1) minus the amount described in subparagraph (2):

           (1)  3% of such Participant's Compensation.

           (2) The amount actually contributed by the Company to the Participant's Matching Contribution Account under the 401(k) Plan for the Plan Year.

     (c) The Deferral and Company Matching Accounts of each Participant shall be invested or shall be deemed to be invested, in accordance with the elections of the Participant, in the investment funds made available from time to time by the Committee. The earnings rates of such funds shall be credited to the Participant's Deferral Account and Company Matching Account, as appropriate.

     4.2 Vesting of Accounts. A Participant's interest in the value of his Deferral Account shall at all times be 100% nonforfeitable. A Participant's interest in the value of his Company Matching Account shall become nonforfeitable (i.e., vested) in accordance with the following schedule:

                     Years of Service                                          Percentage Vested
                     ----------------                                          -----------------
                       Less than 1                                                    0%

                            1                                                         20%

                            2                                                         40%

                            3                                                         60%

                            4                                                         80%

                            5                                                        100%

     4.3 Company Matching Account Forfeitures. If a Participant terminates prior to becoming 100% vested in his Company Matching Account, any portion of such account that is not vested shall be forfeited as of the date of the Participant's termination. Any such forfeited amounts, and any earnings thereon, shall be used to reduce the Company's future contribution obligations.

     4.4 Death, Disability, or Retirement. Notwithstanding the foregoing Sections 4.2 and 4.3, a Participant's interest in the value of his Company Matching Account shall become 100% vested upon his death, his Total and Permanent Disability as defined in the 401(k) Plan, or his attainment of Normal Retirement Age as defined in the 401(k) Plan.

     4.5 Change-in-Control. In the event of a Change-in-Control of the Company, all Participants shall become 100% vested in their Company Matching Accounts upon the date of such Change-in-Control.

                                    ARTICLE V
                                  DISTRIBUTIONS

     5.1 Commencement of Distribution. Prior to commencement of participation in the Plan, a Participant shall elect whether distribution of his Account shall begin (i) in the year of his termination, (ii) as of a specified age, or (iii) as of the later of the year of his termination or a specified age. A Participant may change, at any time, his election regarding the commencement of the distribution of his Account; however, any subsequent election will not become effective for two years or more after the date of such subsequent election. In the event a Participant fails to make an election with respect to the commencement of payment of his Account, distribution to such Participant shall be made in the year of his termination of employment.

Notwithstanding the foregoing, if the total balance of the Participant's Account is equal to or less than $10,000 at the time of his termination of employment, such Participant's Account shall be distributed in the year of such termination.

     5.2 Manner of Distribution. Prior to commencement of participation in the Plan, a Participant shall elect whether to receive distributions under the Plan as (i) a single-sum payment, or (ii) in a series of substantially equal quarterly, semiannual, or annual installments over a stated period of time not to exceed ten (10) years. A Participant may change, at any time, his election regarding the commencement of the distribution of his Account; however, any subsequent election will not become effective for two years or more after the date of such subsequent election. In the event a Participant fails to make an election with respect to the manner of distribution, payment will be made in the manner determined by the Committee.

Notwithstanding the foregoing, if the total balance of the Participant's Account is equal to or less than $10,000 at the time of his distribution is to commence, such Participant's Account shall be distributed in a single-sum payment.

     5.3 Form of Payment of Account. Distributions from the Plan shall be made in cash.

     5.4 Distributions on Account of Death. In the event of the death of a Participant prior to distribution of the total balance of his Account, distribution of the balance of such Account shall be made to the Participant's Beneficiary, as determined in accordance with Section 2.4, in a single-sum payment as soon as practicable following the death of such Participant.

     5.5 Distributions on Account of Financial Hardship. In the event a Participant has a financial hardship (as determined by the Committee), the Committee, in its sole discretion, may distribute all or any portion of the Participant's Deferral Account and/or all or any vested portion of the Company Matching Account. Financial hardships shall be limited to unforeseeable emergencies beyond the Participant's control which result in a severe financial hardship. Amounts shall be limited to those needed to satisfy the hardship need.

     5.6 Distributions on Demand. Notwithstanding the foregoing, a Participant shall have the right to demand, upon thirty (30) days written notice to the Committee, the distribution of the total amount of the Participant's Deferral Account plus the vested portion of his Company Matching Account at any time not provided in the preceding sections of this Article. The demanding Participant shall receive a distribution of the total amount of the Participant's Deferral Account plus the vested portion of his Company Matching Account, less 10% of that total amount, which shall be forfeited. A Distribution on Demand shall operate to discontinue the Participant's current Deferral Election and such Participant shall be precluded from deferring under the Plan until the second Plan Year following the Plan Year in which the distribution is made.

                                   ARTICLE VI
                                 ADMINISTRATION

     6.1 Plan Administration. The Plan shall be administered by the Supplemental Savings Plan Committee, which shall consist of at least three members appointed by the Company.

     6.2 Committee Action. Action of the Committee may be taken with or without a meeting of its members; provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of committee members qualified to vote with respect to such action. If a member of the Committee is a Participant in the Plan, he shall not participate in any decision which solely affects his own Account under the Plan.

     6.3 Rights and Duties. The Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the following:

     (a) to construe, interpret, and administer the Plan with its decisions to be final and binding on all parties;

     (b) to make allocations and determinations required by the Plan, and to maintain all necessary records of the Plan, including Participants' Accounts;

     (c) to compute and certify to the Company the amount of benefits payable to Participants or their Beneficiaries, and to determine the time and manner in which such benefits are to be paid.

     6.4 Compensation, Indemnity, and Liability. The Committee shall serve as such without bond and without Compensation for services hereunder. All expenses of the Plan and the Committee shall be paid by the Company. No member of the Committee shall be liable for any act or omission of any other member, nor any act or omission on his own part, except his own willful misconduct. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities, including reasonable legal fees and expenses arising out of his membership on the Administrative Committee, except for expenses or liabilities arising out of his own willful misconduct.

     6.5 Taxes. If all or any portion of a Participant's Account shall become liable for the payment of any estate, inheritance, or other tax which the Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property credited to the Account of such Participant at the time the Account is distributable to the Participant under the terms of the Plan or any other such monies as may be owed by the Company to the Participant.

                                   ARTICLE VII
                                CLAIMS PROCEDURE

     7.1 Claims for Benefits. If a Participant or Beneficiary does not receive payment of any benefits which he believes are due and payable under the Plan, he may make a claim for benefits to the Committee. The claim for benefits must be in writing and addressed to the Committee or to the Company. If the claim for benefits is denied, the Committee shall notify the Participant or Beneficiary in writing within ninety (90) days after receipt of the claim. However, if special circumstances require an extension of time for processing the claim, the Committee shall provide notice of the extension to the Participant or Beneficiary prior to the termination of the initial ninety (90) day period, and such extension shall not exceed one additional, consecutive ninety (90) day period. Any notice of a denial of benefit shall inform the Participant or Beneficiary of the basis for the denial, any additional material or information necessary to perfect such claim, and the steps which must be taken to have such claim reviewed.

     7.2 Appeals. Each Participant or Beneficiary whose claim for benefits has been denied may file a written request for review of his claim with the Committee. The request for review must be filed within sixty (60) days after the Participant or Beneficiary received the written notice denying his claim. The final decision of the Committee will be made within sixty (60) days after receipt of the request for review and shall be communicated in writing, setting forth the basis for the Committee's decision. If there are special circumstances which require an extension of time for completing the review, the Committee's decision shall be rendered not later than one-hundred twenty (120) days after the receipt of the request for review.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

     8.1 Amendment. The Company or Committee shall have the right to amend the Plan in whole or in part at any time; provided, however, that no amendment shall reduce the amounts credited to any Participant's Account as of the effective date of such amendment. Any amendment shall be in writing and executed by a duly authorized officer of the Company or a majority of members of the Committee.

     8.2 Termination of the Plan. The Company reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason. In the event of termination of the Plan, the amounts credited to any Participant's Account shall become fully vested, and such amounts, as of the effective date of such termination, shall not be reduced and shall be distributed at a time and in the manner determined by the Committee.

                                   ARTICLE IV
                                  MISCELLANEOUS

     9.1 Limitation on Participant's Rights. Participation in this Plan shall not give any Participant the right to be retained in the Company's employ or any rights or interest in this Plan or any assets of the Company other than as herein provided. The Company reserves the right to terminate the employment of any Participant without any liability for any claim against the Company under this Plan, except to the extent provided herein.

     9.2 Benefits Unfunded. The benefits provided by this Plan shall be unfunded. All amounts payable under the Plan to Participants shall be paid from the general assets of the Company, and nothing contained herein shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits. Participants shall have the status of general unsecured creditors of the Company with respect to amounts of Compensation they defer under the Plan or any other obligation of the Company to pay benefits pursuant hereto. Any funds of the Company available to pay benefits under the Plan shall be subject to the claims of general creditors of the Company and may be used for any purpose by the Company.

     Notwithstanding the preceding paragraph, the Company may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust agreement only, such transferred amounts shall remain subject to the claims of general creditors of the Company. To the extent that assets are held in a trust when a Participant's benefits under the Plan become payable, the Committee shall direct the trustee to pay such benefits to the Participant from the assets of the trust.

     9.3 Other Plans. This Plan shall not affect the right of any Eligible Employee or Participant to participate in and receive benefits under any employee benefit plans which are now or hereafter maintained by the Company, unless the terms of such other employee benefit plan or plans specifically provide otherwise.

     9.4 Governing Law. This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     9.5 Gender, Number, and Headings. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

     9.6 Successors and Assigns; Nonalienation of Benefits. This Plan shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns; provided, however, that the amounts credited to the Account of a Participant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder shall be void, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement.

     IN WITNESS WHEREOF, the Company has caused this amendment and restatement of the Plan to be executed by its duly authorized officer this _____ day of_______________, 1998.



                                          SYNTHETIC INDUSTRIES, INC.


                                          By: /s/  Illegible
                                             -----------------------------------
                                          Title: Dir Human Resources
                                                --------------------------------
Attest:/s/ Illegible
       ---------------------------
Title: Corproate Tax Manager
      ----------------------------